EXHIBIT 5.1

Eugene Trowbridge, CCIM

Partner

 ________

Jillian Sidoti, CCIM

Partner

________

Nancee Tegeder

Associate Attorney

Jonathan Nieh

Associate Attorney

 ________

________

Mailing Address:

38977 Sky Canyon Drive

Suite 101

Murrieta CA, 92563

Email:

company@crowdfundinglawyers.net

Office:

(323) 799-1342

Website:

www.CrowdfundingLawyers.net

September 18, 2018

Kevin Amolsch

Pine Financial Group, Inc.

PFG Fund III, LLC

10200 W. 44th Ave., Suite 220

Wheat Ridge, CO 800333

RE: Regulation A Offering Statement for PFG Fund III, LLC (the "Company")

Dear Mr. Amolsch,

This Opinion of Counsel is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the application for sale of up to $20,000,000 of unsecured, nonconvertible, fixed-rate promissory notes (the "Notes"). In connection therewith, we have examined and relied upon original, certified, conformed, or other copies of the following documents:

i. The Articles of Organization of PFG Fund III, LLC;

ii. The Offering Statement and the Exhibits thereto; and

iii. Such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

In all such examinations, the undersigned has assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, or other copies. As to the various questions of fact material to this opinion, I have relied, to the extent reasonably appropriate, upon representations or certificates of officers or directors of PFG Fund III, LLC, and upon documents, corporate records and instruments furnished to me by the PFG Fund III, LLC, without independently checking or verifying the accuracy of such documents, records and instruments. Based on the foregoing, I am of the opinion that upon the effectiveness of the offering statement any notes sold will be validly issued, fully paid, non-assessable, and as debt securities will be a binding obligation upon PFG Fund III, LLC, under the laws of the state of Colorado.

Sincerely,

Jillian Ivey Sidoti, Esq.